Exhibit 23.1
CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT
GF Acquisition Corp.:
     We hereby consent to the use in this Registration Statement of our opinion dated April 16, 2008 appearing in the Prospectus, which is a part of this Registration Statement, and to the reference to us under the heading “Experts” in such Prospectus.
LaRUE, CORRIGAN, McCORMICK & TEASDALE LLP
Woodland Hills, California
April 21, 2008